Exhibit 5.0
                         Opinion of Kaufman & Associates


                                  July 19, 2001

Centrex Inc.
8908 S. Yale Ave., Suite 409
Tulsa, OK 74117


Ladies and Gentlemen:

     You have requested my opinion with respect to certain matters in connection with the filing by Centrex Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities Exchange Commission covering the offering of (i) up to 3,350,000 shares of the Company's Common Stock, $0.001 par value.

     In connection with this opinion I have examined the Registration Statement and related Prospectus, the Company's Articles of Incorporation and By-Laws, and such other documents, records certificates, memoranda and other instruments I have deemed necessary as a basis for this opinion. I have relied upon the accuracy of the factual information provided to me by the Company and upon the accuracy of the representations and undertakings set forth in the Registration Statement. I have assumed the genuineness and authenticity of all documents submitted to me as originals, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, I am of the opinion that the shares, when sold and issued in accordance with the Employment Agreements and Consulting Agreements, will be validly issued, fully paid and nonassessable.

     I am furnishing this opinion letter to you solely for your benefit in connection with the registration statement referenced herein. I disclaim any obligation to update this opinion letter for changes of fact, law or otherwise.

     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, I do not thereby concede that I am within the category of persons whose consent is required under the Securities Act of 1933 as amended, or the Rules and Regulations thereunder.



                                     Very Truly Yours,


                                     /s/ Ronald C. Kaufman
                                     ----------------------------
                                     Kaufman & Associates